Exhibit 99.6

[FORM OF NOMINEE HOLDER ELECTION FORM]

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of hopTo, Inc. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s prospectus dated                        2020 (the “Prospectus”), hereby certifies to the Company and to Broadridge Corporate Issuer Solutions, Inc., as subscription agent for the Rights Offering (the “Subscription Agent”), that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the number of Rights specified below to purchase the number of shares of Common Stock specified below pursuant to the subscription privilege (as defined in the Prospectus).

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[Certification continues on the following page]

Provide the following information, if applicable:

Name of Nominee Holder	DTC Participant Number

By:
DTC Subscription Confirmation Numbers
Name:

Title:

Phone Number:

Fax Number:
Dated

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